UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 17, 2015

Motors Liquidation Company GUC Trust

(Exact Name of Registrant as Specified in Charter)

Delaware	1-43	45-6194071
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Wilmington Trust Company, as trust administrator and trustee Attn: David A. Vanaskey Jr., Vice President Rodney Square North 1100 North Market Street Wilmington, Delaware	19890-1615
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 636-6019

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously disclosed on July 7, 2015 in a Current Report on Form 8-K, certain plaintiffs (the “Plaintiffs”) that are party to the recall-related litigation described in Part II, Item 1 “Legal Proceedings” in the Motors Liquidation Company GUC Trust’s (the “GUC Trust”) Form 10-Q dated August 11, 2015 (the “Recall Litigation”) requested a stay (the “Stay Request”) of all interim GUC Trust distributions to holders of units of contingent beneficial interest in the GUC Trust (the “Units”) while appeals and cross-appeals of the Bankruptcy Court for the Southern District of New York’s (“Bankruptcy Court”) June 1, 2015 Judgment and April 15, 2015 Decision on Motion to Enforce Sale Order in the Recall Litigation are pending (the “Threshold Issues Appeals”). Wilmington Trust Company, solely in its capacity as trust administrator and trustee of the GUC Trust (the “GUC Trust Administrator”) opposed the Stay Request.

As further disclosed on July 7, 2015 in a Current Report on Form 8-K, the GUC Trust and the Plaintiffs entered into discussions related to a potential global resolution of all disputes between the GUC Trust on the one hand and the Plaintiffs on the other, relating to the Recall Litigation and the Threshold Issues Appeals (the “Potential Global Resolution”). In order to permit sufficient time for discussions to continue, the Plaintiffs and the GUC Trust agreed to defer adjudication of the Stay Request until September 22, 2015. As previously disclosed in the GUC Trust’s Form 10-Q dated August 11, 2015, discussions related to the Potential Global Resolution did not materially progress.

Accordingly, the Stay Request is currently scheduled to be heard by the Bankruptcy Court on September 22, 2015 (the “Stay Hearing”). In advance of and in connection with the Stay Hearing, the parties submitted (among other evidentiary support) a series of agreed facts that may be referenced and utilized by the parties at the Stay Hearing (the “Fact Stipulations”). The Fact Stipulations are furnished as Exhibit 99.1 filed with this Form 8-K. Among other facts, the Fact Stipulations state that, assuming there is no stay imposed by the Bankruptcy Court (and barring other unforeseen circumstances), the GUC Trust Administrator anticipates that (i) the GUC Trust will be in a position to make a distribution in the amount of approximately $135 million to holders of Units in or around mid-November 2015, and (i) the GUC Trust will be in a position to make a distribution in the amount of approximately $109 million to holders of Units in either early 2016 or November 2016, depending on certain future determinations to be made by the GUC Trust Administrator (collectively, the “Anticipated Distributions”), all as set forth in greater detail in the Fact Stipulations.

The amount and timing of the Anticipated Distributions as set forth in the Fact Stipulations reflect only the current expectation of the GUC Trust Administrator and are accordingly subject to change.

Forward-Looking Statements

This Form 8-K contains forward-looking statements about the assets, prospects and plans of the GUC Trust. Actual results could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties, including, without limitation, the imposition of a stay of distributions, the GUC Trust’s incurrence of professional fees and other expenses in connection with administration of the GUC Trust, economic conditions, changes in tax and other governmental rules and regulations applicable to the GUC Trust and other risks. These risks and uncertainties are beyond the ability of the GUC Trust to control, and in many cases, risks and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements cannot be predicted. When used in this Form 8-K, the words “believes,” “estimates,” “plans,” “expects,” “intends,” and “anticipates” and similar expressions are intended to identify forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is furnished with this Form 8-K.

Exhibit No.	Description

99.1	Submission of Wilmington Trust Company and Designated Counsel to the Bankruptcy Court for the Southern District of New York

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 17, 2015

MOTORS LIQUIDATION COMPANY GUC TRUST

By:	Wilmington Trust Company, not in its individual capacity, but solely in its capacity as trust administrator and trustee of the Motors Liquidation Company GUC Trust

By:	/s/ David A. Vanaskey
Name:	David A. Vanaskey
Title:	Vice President of Wilmington Trust Company

EXHIBIT INDEX

Exhibit No.	Description

99.1	Submission of Wilmington Trust Company and Designated Counsel to the Bankruptcy Court for the Southern District of New York

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